                                                                    Exhibit 10.5


                        SEPARATION AND RELEASE AGREEMENT

     This Separation and Release Agreement (the "Agreement") is made and entered into on August 29, 2005 (the "Execution Date") to be effective on the seventh day following the Execution Date (the "Effective Date") by and between ROBERT DELK ("Delk"), DELK HOLDINGS, INC., a Texas corporation ("Delk Holdings"), DELK PARTNERS, LTD, a Texas limited partnership ("Delk Partners"), ADVANCED MATERIALS GROUP, INC. (the "Company"), and for the limited purposes set forth in Section 7 and 9 of this Agreement, those officers, directors and stockholders of the Company who have executed this Agreement (the "Company Affiliated Signatories").

     A. Delk has been employed by the Company in the position of President and Chief Executive Officer (the "Delk Employment"), pursuant to an Employment Agreement as of August 1, 2003 (the "Employment Agreement"), a copy of which is attached hereto as Exhibit A,

     B. The Company owes Delk $47,269.86 in unpaid compensation due and owing through July 31, 2005 (the "Delk Unpaid Wages").

     C.   Delk has been serving as a Director of the Company since January 2003.

     D. Delk Partners holds a significant amount of the Company's common stock.

     E. Delk loaned the Company $150,000 pursuant to a promissory note dated April 22, 2004 (the "Delk Note"), a copy of which is attached hereto as Exhibit B and incorporated herein by reference.

     F. The amount of principal and accrued but unpaid interest on the Delk Note as of the Execution Date is $112,000 (the "Delk Unpaid Principal and Interest"); and

     G. Delk Holdings has executed an Assignment and Assumption of Intellectual Property as of the date hereof to be effective on the Effective Date in favor of the Company, a copy of which is attached hereto as Exhibit C (the "IP Assignment Agreement") whereby certain intellectual property assets (the "(IP Assets") are being conveyed to the Company.

     H. The Company owes Delk $84,114 which represents legal fees, third party royalties and other expenses for patent prosecution and related matters which Delk incurred in respect of the IP Assets which are being assigned to the Company by Delk Holdings pursuant to the IP Assignment Agreement (the "Delk IP Advances");

     I. Delk tendered, and the Company has accepted, his resignation as a Director effective June 24, 2005, and the Company has agreed to accept his resignation as President and Chief Executive Officer effective as of the Effective Date.

     J. Delk, Delk Holdings and Delk Partners, on one hand, and the Company and the Company Affiliated Signatories, on the other hand, desire to settle fully, finally and amicably all issues between them, pursuant to the terms and conditions set forth below.

     NOW THEREFORE, in exchange for the terms, promises and obligations of the parties hereto made in this Agreement:

     1. EFFECTIVE DATE. This Agreement shall become effective as of the Effective Date.

     2. TERMINATION OF EMPLOYMENT AGREEMENT. Delk and the Company agree to terminate and cancel the Employment Agreement in its entirety, such Employment Agreement to be null and void and of no future force and effect, with no provision therein to survive this termination and cancellation regardless of any provision in the Employment Agreement to the contrary, and to the extent an amendment of the Employment Agreement is required in order to give effect to this Section 2, then the parties hereby agree that the Employment Agreement is so amended.

     3. COMPANY PAYMENTS DUE DELK. The Company remits the amount of $248,383.86 to Delk contemporaneously with the execution of this Agreement (the "Delk Payment"), which represents the following aggregated amounts:

          (a) The Delk Unpaid Wages;

          (b) The Delk IP Advances;

          (c) The Delk Unpaid Principal and Interest; and

          (d) $5,000 in legal fees incurred by Delk and Delk Holdings in furtherance of negotiating and consummating this Agreement and the IP Assignment Agreement.

     Delk and Delk Holdings acknowledge and agree that, with the Company's remittance of the Delk Payment, the Company has paid Delk and Delk Holdings all wages due and owing to either Delk or Delk Holdings as of the Effective Date, and that neither Delk nor Delk Holdings shall have any entitlement or claim to any further compensation or benefits from the Company, including, without limitation, salary, bonuses, incentive compensation, stock, stock options, accrued vacation payments, severance, unvested pension benefits, employer-paid health benefits, fringe benefits, expense reimbursements, or any other employment benefits.

     4. RESTRICTED ACTIVITIES.

          (a) None of Delk, Delk Holdings, nor Delk Partners shall, for a period of one (1) year from the Effective Date (the "Restricted Period"), directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any activity which is competitive with either (i) the specific products sold by the Company to its customers as of the Effective Date and set forth in Exhibit D (a "Company Product") or (ii) the IP Assets conveyed to the Company in the IP Assignment Agreement. The foregoing restrictions shall not prevent any of Delk, Delk Holdings, or Delk Partners from owning stock in the Company or from owing five percent (5%) or less of the equity securities of any public company other than the Company.

          (b) During the Restricted Period, none of Delk, Delk Holdings, nor Delk Partners shall directly or indirectly through another person or entity
     (i) assist, induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire directly or through another person, any person who was an employee of the Company as of the Effective Date, or (iii) assist, induce or attempt to induce any independent contractor, vendor or supplier of the Company to discontinue its relationship or violate any agreement with the Company.

          (c) During the Restricted Period, none of Delk, Delk Holdings, nor Delk Partners shall disclose or use any Company Confidential Information that they became aware of during the term and within the scope of the Delk Employment except to the extent such Company Confidential Information was known to Delk, Delk Holdings, or Delk Partners prior to the beginning of the Delk Employment or becomes generally known to and available for use by the public other than as a result of the acts or omissions of Delk, Delk Holdings, or Delk Partners in violation of this Agreement. Each of Delk, Delk Holdings, and Delk Partners shall take all reasonable steps to safeguard Company Confidential Information in their possession and to protect it against disclosure, misuse, espionage, loss and theft during the Restricted Period. As used in this Agreement, the term "Company Confidential Information" means trade secrets and other similar proprietary information designated and safeguarded as confidential by the Company and which is not generally known to the public and which is directly related to either (i) a Company Product or (ii) the IP Assets conveyed to the Company in the IP Assignment Agreement; provided, however, that "Company Confidential Information" shall expressly not include any information that is required by law or court order to be disclosed.

     5. RETENTION OF WARRANT. As partial consideration for the Delk Note, Delk received a Warrant to purchase up to 100,000 shares of the Company's Common Stock for $0.363 per share (the "Warrant"), a copy of which is attached hereto as Exhibit E and incorporated herein by reference. The Company acknowledges that Delk shall be entitled to keep the Warrant, and may exercise it in accordance with its terms.

     6. STOCK OPTIONS. Pursuant to the Company's 2003 Stock Plan (the "Plan"), Delk received options to purchase up to 1,770,000 shares of the Company's Common Stock at varying exercise prices (the "Options"). The Company acknowledges that Delk shall be entitled to keep the Options, and may exercise them in accordance with the terms of the grant certificates related thereto and the terms of the Plan. Delk acknowledges that, pursuant to the terms of the grant certificates and the Plan, the Options expire, if not exercised, 90 days after the date of his resignation as a Service Provider (as that term in defined in the Plan) to the Company.

     7. RELEASE BY DELK, DELK HOLDINGS AND DELK PARTNERS. Each of Delk, Delk Holdings, and Delk Partners (collectively, the "Delk Releasing Parties"), individually and collectively, and whether in the capacity of director, stockholder, partner, trustee, employee, agent or affiliate, hereby fully and without limitation release, covenant not to sue, and forever discharge the Company and the Company Affiliated Signatories (the "Company Releasees"), from any and all rights, claims, cross-claims, counter-claims, demands, liabilities, actions and causes of action whether in law or in equity, suits, damages, losses, workers' compensation claims, attorneys' fees, costs, and expenses, of whatever nature whatsoever, known or unknown, fixed or contingent, suspected or unsuspected (collectively, the "Delk Claims"), that the Delk Releasing Parties now have, or may ever have, against any of the Company Releasees for any acts or omissions by the Company Releasees occurring on or prior to the Effective Date of this Agreement; provided, however, that nothing herein shall release any Company Releasee from any obligation which it may have under this Agreement or from any rights expressly retained pursuant to this Agreement and/or the IP Assignment Agreement, and provided further than nothing herein shall prevent the Delk Releasing Parties from asserting any claim or demand in connection with the Company's directors and officers insurance policies or otherwise being entitled to the full benefits of any such policies to the same extent as if this Agreement had not been entered into.

     8. OLDER WORKER'S BENEFIT PROTECTION ACT. This Agreement is subject to the terms of the Older Workers Benefit Protection Act of 1990 (the "OWBPA"). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act ("ADEA") unless the waiver is knowing and voluntary. Pursuant to the terms of the OWBPA, Delk acknowledges and agrees that he has executed this Agreement voluntarily, and with full knowledge of its consequences. In addition, Delk hereby acknowledges and agrees that: (a) this Agreement has been written in a manner that is calculated to be understood, and is understood, by Delk; (b) the release provisions of this Agreement apply to rights and claims that Delk may have under the ADEA, including the right to file a lawsuit against the Company for age discrimination; (c) the release provisions of this Agreement do not apply to any rights or claims that Delk may have under the ADEA that arise after the date Delk executes this Agreement; (d) Delk has been advised in writing to consult with an attorney prior to executing this Agreement; (e) Delk shall have a period of 21 days in which to consider the terms of this Agreement prior to its execution; and (g) Delk shall have a period of seven days after execution of this Agreement in which to revoke this Agreement. Delk further understands that this Agreement shall not become effective until expiration of this seven-day period.

     9. RELEASE BY THE COMPANY AND THE COMPANY AFFILIATED SIGNATORIES. The Company and the Company Affiliated Signatories (collectively, the "Company Releasing Parties"), each individually and collectively, and whether in the capacity of director, stockholder, partner, trustee, employee, agent or affiliate, hereby fully and without limitation release, covenant not to sue, and forever discharge each of Delk, Delk Holdings, and Delk Partners (the "Delk Releasees"), from any and all rights, claims, cross-claims, counter-claims, demands, liabilities, actions and causes of action whether in law or in equity, suits, damages, losses, workers' compensation claims, attorneys' fees, costs, and expenses, of whatever nature whatsoever, known or unknown, fixed or contingent, suspected or unsuspected (collectively, the "Company Claims"), that the Company Releasing Parties now have, or may ever have, against any of the Delk Releasees for any acts or omissions by the Delk Releasees occurring on or prior to the Effective Date of this Agreement; provided, however, that nothing herein shall release any Delk Releasee from any obligation which it may have under this Agreement and/or the IP Assignment Agreement.

     10. LEGAL FEES. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, or default in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs.

     11. INTEGRATED AGREEMENT. This Agreement and the agreements incorporated herein by reference constitute a single, integrated written contract expressing the entire agreement of the parties. There is no other agreement, written or oral, express or implied, between the parties with respect to the subject matter hereof, except this Agreement. This Agreement may not be orally modified, and may be modified only in a written instrument signed by the parties. The parties acknowledge that no representations, statements or promises made by the other party, or by their respective agents or attorneys, have been relied on in entering into this Agreement. Each party understands that the facts with respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Each party accepts and assumes this risk and agrees that this Agreement and the releases in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or any claims with respect to those facts.

     12. SEVERABILITY. The parties to this Agreement agree, covenant and represent that each and every provision of this Agreement shall be deemed to be contractual, and that they shall not be treated as mere recitals at any time or for any purpose. Therefore, the parties further agree, covenant and represent that each and every provision of this Agreement shall be considered severable. If a court of competent jurisdiction finds any provision to be invalid or unenforceable for any reason, that provision, or part thereof, shall remain in force and effect to the extent allowed by law, and all of the remaining provisions of this Agreement shall remain in full force and effect and enforceable.

     13. CAPTIONS. The captions and section numbers in this Agreement are inserted for the reader's convenience, and in no way define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

     14. COUNTERPARTS. This Agreement may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one agreement, which shall be binding upon and effective as to all parties.

     15. APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of laws.

     DELK HAS READ THE FOREGOING AGREEMENT AND ACCEPTS AND AGREES TO THE PROVISIONS IT CONTAINS. DELK HEREBY EXECUTES THIS AGREEMENT, KNOWINGLY AND VOLUNTARILY, AND WITH FULL UNDERSTANDING OF ITS CONSEQUENCES. DELK FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT HE HAS BEEN GIVEN 21 DAYS IN WHICH TO CONSIDER THE TERMS OF THIS AGREEMENT, AND THAT HE HAS VOLUNTARILY CHOSEN TO EXECUTE THIS AGREEMENT ON THE DATE INDICATED BELOW.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.


Dated: August 29, 2005               /s Robert Delk
                                     -------------------------------------------
                                     ROBERT DELK


                                     DELK HOLDINGS, INC.

Dated: August 29, 2005               By: /s Robert Delk
                                         ---------------------------------------
                                         Robert Delk, President


                                     DELK PARTNERS, Ltd.

Dated: August 29, 2005               By: /s Robert Delk
                                         ---------------------------------------
                                         Robert Delk, a General Partner


Dated: August 29, 2005               ADVANCED MATERIALS GROUP, INC.

                                     By: /s Timothy R. Busch
                                        ----------------------------------------
                                         Timothy R. Busch, Chairman of the Board


FOR THE LIMITED PURPOSE OF
SECTIONS 7 AND 9 ONLY:               THE COMPANY AFFILIATED SIGNATORIES
--------------------------

Dated: August 29, 2005               /s  Timothy R. Busch
                                     -------------------------------------------
                                     Timothy R. Busch


Dated: August 29, 2005               /s  Michael L. Bowen
                                     -------------------------------------------
                                     Michael Bowen


Dated: August 29, 2005               /s  William Mortensen
                                     -------------------------------------------
                                     William Mortensen


Dated: August 29, 2005               /s  Maurice DeWald
                                     -------------------------------------------
                                     Maurice DeWald


Dated: August 29, 2005               /s Price Paschall
                                     -------------------------------------------
                                     Price Paschall

                                    EXHIBIT A

                            DELK EMPLOYMENT AGREEMENT
                            -------------------------

                                    EXHIBIT B

                                    DELK NOTE
                                    ---------

                                    EXHIBIT C

                             IP ASSIGNMENT AGREEMENT
                             -----------------------

                                    EXHIBIT D

                                COMPANY PRODUCTS
                                ----------------

                                    EXHIBIT E

                                  DELK WARRANT
                                  ------------